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                                                                Exhibit 21.1

              LIST OF SUBSIDIARIES OF COLE NATIONAL GROUP, INC.

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                              State of           Names Subsidiaries
Corporation Name              Incorporation      Do Business Under
----------------              -------------      ------------------

COLE VISION
-----------
Bay Cities Optical Company    California         Montgomery Ward Vision Center

Cole Lens Supply, Inc.        Delaware           Contact Lens Supply
                                                 Contact Lens Supply Co.

Cole Vision Corporation       Delaware           Sears Optical
                                                 Elder-Beerman Optical
                                                 Montgomery Ward Vision Center
                                                 BJ's Optical Department
                                                 Phar-Mor Optical
                                                 Target Optical
                                                 Optical Factory Outlet

Cole Vision Canada, Inc.      New Brunswick,     Sears Optical
                               Canada            Vision Club

Cole Vision Services, Inc.    Delaware

Western States Optical, Inc.  Washington         Sears Optical

COLE GIFT
---------

Cole Gift Centers, Inc.       Delaware           Keys N'Engraved Gifts
                                                 The Keyshop
                                                 The Keyshop (at Sears, Venture
                                                     and Montgomery Ward)
                                                 The Gift Center
                                                 The Gift Center at Sears
                                                 Personally Yours
                                                 Keys N'Things

Things Remembered, Inc.       Delaware           Things Remembered
                                                 Things Remembered-Engraved
                                                     Gifts
                                                 Things Engraved
                                                 HQ Gifts
                                                 Gifts Remembered

OTHER
-----

Cole Management
  Services, Inc.              Delaware

PEARLE
------

Pearle, Inc.                  Delaware


Pearle Service Corporation    Delaware

Pearle VisionCare, Inc.       California         Pearle Vision (HMO)

Pearle Vision Center of       Commonwealth       Pearle Vision Center
  Puerto Rico, Inc.           of Puerto Rico     Pearle Vision Express
                                                 Pearle Express

Pearle Vision Center
  Canada Limited              Ontario, Canada    Pearle Vision Center

Pearle Vision, Inc.           Delaware           Pearle Vision
                                                 Pearle Vision Center
                                                 Pearle Vision Express
                                                 Pearle Eyelab Express
                                                 Pearle Eye-Tech Express
                                                 Pearle Express

Pearle Vision Managed Care
  HMO of Texas, Inc.          Texas

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